                                                                   EXHIBIT 10.14

                                 ITT INDUSTRIES

                             EXCESS PENSION PLAN IB

                         EFFECTIVE AS OF JANUARY 1, 1996
                  AS AMENDED AND RESTATED AS OF JULY 13, 2004

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                      ITT INDUSTRIES EXCESS PENSION PLAN IB

The ITT Industries Excess Pension Plan IB (the "Plan") has been authorized and adopted by the Board of Directors of ITT Industries, Inc. (the "Corporation") to be effective as of January 1, 1996. The purpose of the Plan is to provide certain supplemental benefits to certain select management or highly compensated employees who qualify for benefits under the Retirement Plan.

Effective as of January 1, 1996, the ITT Industries Excess Pension Plan I was amended (i) to solely provide to individuals who are eligible employees thereunder on and after December 19, 1995, the excess benefits which would have been payable under the ITT Industries Salaried Retirement Plan but for the limitations imposed by Sections 415 and 401(a)(17) of the Internal Revenue Code and (ii) to transfer into the ITT Industries Excess Pension Plan IB all liabilities not attributable to such excess benefits.

The Plan was amended, effective as of January 1, 2000, to reflect the changes in the Retirement Plan formula.

Effective as of July 13, 2004, the Plan was amended and restated to make certain administrative changes and to unify the definition of Acceleration Event with other employee benefit plans of ITT Industries. Effective as of July 13, 2004, the Plan was further amended to eliminate approval by the Compensation and Personnel Committee of the Board for lump sum payments made on or after September 1, 2004 and to revise the interest rate assumption utilized to calculate the amount of an elective lump sum payment available upon retirement to a Participant who becomes an Eligible Employee after January 1, 2005.

All benefits payable under this Plan, which constitutes a nonqualified, unfunded deferred compensation plan for a select group of management or highly compensated employees under Title I of ERISA, shall be paid out of the general assets of the Corporation. The Corporation may establish and fund a trust in order to aid it in providing benefits due under the Plan.

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                                 ITT INDUSTRIES

                             EXCESS PENSION PLAN IB

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
ARTICLE I. DEFINITIONS ...............................................     1

ARTICLE II. PARTICIPATION; AMOUNT AND PAYMENT OF BENEFITS ............     5

 2.01 PARTICIPATION ..................................................     5
 2.02 AMOUNT OF BENEFITS .............................................     5
 2.03 VESTING ........................................................     7
 2.04 PAYMENT OF BENEFITS ............................................     7
 2.05 PAYMENT UPON THE OCCURRENCE OF AN ACCELERATION EVENT ...........    12
 2.06 REEMPLOYMENT OF FORMER PARTICIPANT OR RETIRED PARTICIPANT ......    13
ARTICLE III. GENERAL PROVISIONS ......................................    14

 3.01 FUNDING ........................................................    14
 3.02 DURATION OF BENEFITS ...........................................    14
 3.03 DISCONTINUANCE AND AMENDMENT ...................................    14
 3.04 TERMINATION OF PLAN ............................................    15
 3.05 PLAN NOT A CONTRACT OF EMPLOYMENT ..............................    15
 3.06 FACILITY OF PAYMENT ............................................    15
 3.07 WITHHOLDING TAXES ..............................................    16
 3.08 NONALIENATION ..................................................    16
 3.09 FORFEITURE FOR CAUSE ...........................................    16
 3.10 TRANSFERS ......................................................    16
 3.11 CLAIMS PROCEDURE ...............................................    17
 3.12 CONSTRUCTION ...................................................    18
ARTICLE IV. PLAN ADMINISTRATION ......................................    20

 4.01 RESPONSIBILITY FOR BENEFIT DETERMINATION .......................    20
 4.02 DUTIES OF COMMITTEE ............................................    20
 4.03 PROCEDURE FOR PAYMENT OF BENEFITS UNDER THE PLAN ...............    20

                                 ITT INDUSTRIES

                             EXCESS PENSION PLAN IB

                             ARTICLE I. DEFINITIONS

The following terms when capitalized herein shall have the meanings assigned below.

1.01  ACCELERATION EVENT shall mean an event which shall occur if:

      (i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "Act") disclosing that any person (within the meaning of Section 13(d) of the Act), other than the Corporation or a subsidiary of the Corporation or any employee benefit plan sponsored by the Corporation or a subsidiary of the Corporation, is the beneficial owner directly or indirectly of twenty percent (20%) or more of the outstanding Common Stock $1 par value, of the Corporation (the "Stock");

      (ii) any person (within the meaning of Section 13(d) of the Act), other than the Corporation or a subsidiary of the Corporation, or any employee benefit plan sponsored by the Corporation or a subsidiary of the Corporation, shall purchase shares pursuant to a tender offer or exchange offer to acquire any Stock of the Corporation (or securities convertible into Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of twenty percent (20%) or more of the outstanding Stock of the Corporation (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Stock);

      (iii) the stockholders of the Corporation shall approve (A) any consolidation, business combination or merger involving the Corporation, other than a consolidation, business combination or merger involving the Corporation in which holders of Stock immediately prior to the consolidation, business combination or merger (x) hold fifty percent (50%) or more of the combined voting power of the Corporation (or the corporation resulting from the merger or consolidation or the parent of such corporation) after the merger and (y) have the same proportionate ownership of common stock of the Corporation (or the corporation resulting from the merger or consolidation or the parent of such corporation), relative to other holders of Stock immediately prior to the merger, business combination or consolidation, immediately after the merger as immediately before, or (B) any sale,

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                                                                          Page 2

            lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Corporation;

      (iv) there shall have been a change in a majority of the members of the Board of Directors of the Corporation within a 12-month period unless the election or nomination for election by the Corporation' stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who (x) were directors at the beginning of such 12-month period or (y) whose nomination for election or election as directors was recommended or approved by a majority of the directors who where directors at the beginning of such 12-month period; or

      (v) any person (within the meaning of Section 13(d) of the Act) (other than the Corporation or any subsidiary of the Corporation or any employee benefit plan (or related trust) sponsored by the Corporation or a subsidiary of the Corporation) becomes the beneficial owner (as such term is defined in Rule 13d-3 under the Act) of twenty percent (20%) or more of the Stock.

1.02 ANNUITY STARTING DATE shall mean a Participant's annuity starting date (as that term is defined in the Retirement Plan) with respect to benefits payable to him or on his behalf under the Retirement Plan. However, if an Acceleration Event occurs, the Annuity Starting Date of a Participant shall be the date such Acceleration Event occurs.

1.03 ASSOCIATED COMPANY shall mean any division, subsidiary or affiliated company of the Corporation not participating in the Plan which is an Associated Company, as defined in the Retirement Plan.

1.04 BENEFICIARY shall mean the person designated pursuant to the provisions of the Retirement Plan to receive benefits under said Retirement Plan after a Participant's death. In the absence of a beneficiary designation under the provisions of the Retirement Plan, the Participant's Beneficiary shall be his spouse, if any, or his estate.

1.05 BOARD OF DIRECTORS shall mean the Board of Directors of ITT Industries, Inc. or any successor thereto.

1.06 CODE shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.07 COMMITTEE shall mean the Pension Administration Committee under the Retirement Plan.

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                                                                          Page 3

1.08 COMPANY shall mean the Corporation with respect to its employees and any Participating Unit (as that term is defined in the Retirement Plan) authorized by the Corporation to participate in the Plan with respect to its employees.

1.09 COMPANY PENSION PLAN shall mean any tax qualified defined benefit plan other than the Retirement Plan maintained by the Company, an Associated Company, New ITT or one of its associated companies, or ITT Hartford or one its associated companies.

1.10 CORPORATION shall mean ITT Industries, Inc., an Indiana corporation (successor by merger to and formerly known as ITT Corporation, a Delaware corporation), or any successor by merger, purchase or otherwise.

1.11 DEFERRED COMPENSATION PROGRAM shall mean any nonqualified deferred compensation plan maintained by the Company, an Associated Company, New ITT or one of its associated companies, or ITT Hartford or one of its associated companies.

1.12 ELIGIBLE EMPLOYEE shall mean a member of the Retirement Plan who occupies or occupied a position of senior management with the Corporation at the Vice President level or higher.

1.13 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.14 ITT EXCESS BENEFIT TRUST shall mean the grantor trust established for this Plan effective as of January 1, 1985.

1.15 ITT HARTFORD shall mean the ITT Hartford Group, Inc., a Delaware corporation, as constituted on and after December 19, 1995 and any successor thereto by merger, purchase, or otherwise.

1.16 NEW ITT shall mean ITT Corporation, a Nevada corporation, as constituted on and after December 19, 1995, and any successor thereto by merger, purchase, or otherwise.

1.17 PARTICIPANT shall mean an Eligible Employee who is participating in the Plan pursuant to Section 2.01 hereof.

1.18 PLAN shall mean the ITT Industries Excess Pension Plan IB, as set forth herein or as amended from time to time.

1.19  PLAN YEAR shall mean the calendar year.

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                                                                          Page 4

1.20 RETIREMENT PLAN shall mean the ITT Industries Salaried Retirement Plan (formerly known as the Retirement Plan for Salaried Employees of ITT Corporation), as amended from time to time.

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                                                                          Page 5

            ARTICLE II. PARTICIPATION; AMOUNT AND PAYMENT OF BENEFITS

2.01  PARTICIPATION

(a) An Eligible Employee shall participate in the Plan provided such Eligible Employee's annual retirement allowance or vested benefit at the time of payment under the Retirement Plan is reduced as a result of

      (i)   deferrals of Compensation under a Deferred Compensation Program;

      (ii) the exclusion from Compensation of certain remuneration customarily recognized as such but excluded as Compensation by action of the Board of Directors (including, but not limited to, the exclusion of any bonus which was paid in 1990 and in early 1991 under an approved Company executive bonus plan for services performed in 1990); or

      (iii) such other restrictions imposed by the Board of Directors with respect to the determination of a Participant's retirement allowance or vested benefit under the Retirement Plan.

(b)   (i)   A former President, Chairman, Chief Executive Officer, Chief
            Operating Officer or Executive Vice President of ITT Industries Inc.
            (a "Designated Former Employee") who was a Participant in the ITT
            Industries Excess Pension Plan I receiving benefit payments thereunder as of December 31, 1995, shall become a Participant in this Plan effective as of January 1, 1996.

      (ii) A designated former Eligible Employee who was a Participant in the ITT Industries Excess Pension Plan I receiving benefit payments thereunder as of December 31, 1995, shall become a Participant in this plan effective as of January 1, 1996.

(c) A Participant's participation in the Plan shall terminate upon the Participant's death or other termination of employment with the Company and all Associated Companies, unless a benefit is payable under the Plan with respect to the Participant or his Beneficiary under the provisions of this Article II.

2.02  AMOUNT OF BENEFITS

As of each applicable Annuity Starting Date, a Participant's benefit under this
Article II shall be a monthly payment for the life of the Participant and shall equal, except as otherwise provided in Appendix A, the excess, if any, of (a) over (b) as determined below:

(a) the monthly retirement allowance or vested benefit which would have been payable for the Participant's lifetime under Section 4.02, 4.03, 4.04,
      4.05 or 4.06 of the Retirement Plan,

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                                                                          Page 6

      whichever is applicable, commencing at that particular Participant's Annuity Starting Date and determined

      (i)   prior to the application of any offset required pursuant to Section
            4.10 or an applicable Appendix of the Retirement Plan with respect to benefits payable from any other Company Pension Plan;

      (ii) without regard to the provisions contained in Section 4.09 of the Retirement Plan relating to the maximum limitations on benefits;

      (iii) without regard to the limitation on Compensation resulting from the Annual Dollar Limit (as that term is defined in the Retirement
            Plan);

      (iv) without regard to deferrals of Compensation made pursuant to a Deferred Compensation Program; and

      (v) by recognizing as Compensation for purposes of calculating such Participant's Final Average Compensation (as that term is defined in the Retirement Plan) the payments in December 1990 and in early 1991 of bonus under an approved Company executive bonus plan for services performed in 1990, with such payments deemed to have been paid for purposes of the Plan on January 2, 1991, and any other remuneration included by action of the Board of Directors;

      over

(b)   the sum of the following amounts:

      (i) the monthly retirement allowance or vested benefit which would have been payable for the Participant's lifetime under Sections 4.02, 4.03, 4.04, 4.05 or 4.06 of the Retirement Plan, whichever is applicable, commencing at that particular Participant's Annuity Starting Date and determined

            (1) without regard to the provisions contained in Section 4.09 of the Retirement Plan relating to the maximum limitation on benefits;

            (2) without regard to the limitation on Compensation resulting from the Annual Dollar Limit (as that term is defined in the Retirement Plan); and

            (3)   prior to the application of any offset required pursuant to
                  Section 4.10 or an applicable Appendix of the Retirement Plan with respect to benefits payable from any other Company Pension Plan;

      (ii) the amount of the benefit payable to the Participant under the ITT Corporation Excess Pension Plan IB (or any successor plan thereto) or the ITT Hartford Excess Pension Plan IB (or any successor plan thereto) with respect to any service which is recognized as Benefit Service for purposes of the computation of benefits under the Retirement Plan.

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                                                                          Page 7

For purposes of this Section 2.02, if any benefit described in (b)(ii) above is payable in a form other than a single life annuity commencing on the Participant's Annuity Starting Date, such benefit shall be converted to a single life annuity commencing on such date of Equivalent Actuarial Value (as defined in the Retirement Plan).

2.03  VESTING

(a) A Participant shall be vested in, and have a nonforfeitable right to, the benefit payable under this Article II to the same extent as the Participant is vested in his Accrued Benefit (as that term is defined in the Retirement Plan) under the provisions of the Retirement Plan.

(b) Notwithstanding any provision of this Plan to the contrary, in the event of an Acceleration Event, all Participants and their Beneficiaries shall become fully vested in the benefits provided under this Plan.

2.04  PAYMENT OF BENEFITS

(a)   RETIREMENT OR TERMINATION OF EMPLOYMENT EFFECTIVE PRIOR TO JANUARY 1,1996

      Except as otherwise provided in Section 2.05 upon the occurrence of an Acceleration Event, any retired Participant or former Participant, whose employment ceased prior to January 1, 1996, and who was then receiving or then entitled to receive a retirement allowance or vested benefit under the ITT Industries Excess Pension Plan IA, shall continue to receive or continue to be entitled to receive payments hereunder in accordance with the form, frequency and duration of benefit payments under the Retirement Plan as in effect on the date such employment ceased.

(b)   RETIREMENT OR TERMINATION OF EMPLOYMENT EFFECTIVE ON OR AFTER JANUARY
      1,1996

      (i) Following a Participant's retirement or other termination of employment with the Company and all Associated Companies on or after January 1, 1996, other than by reason of death, the Participant shall receive the benefit payable under Section 2.02, to the extent vested pursuant to Section 2.03, in the same form and at the same time as the Participant receives his corresponding retirement allowance or vested benefit under the Retirement Plan. If the form of payment is other than a single life annuity over the life of the Participant, such benefit shall be adjusted as provided in Section
            4.07 of the Retirement Plan to reflect such different payment form.

      (ii) Notwithstanding the foregoing provisions of clause (i) above, effective as of January 1, 2000, the portion of any Participant's benefit payable under Section 2.02 attributable to

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                                                                          Page 8

            the PEP formula portion (as defined in Section 4.01(c) of the Retirement Plan) of such retirement allowance or vested benefit shall be payable in the form of a single lump sum payment. However, such Participant may, subject to the timing limitations and other restrictions as shall be prescribed by the Committee, elect by written notice to the Committee to receive such PEP formula portion of his benefit in the same annuity form of payment as the Participant receives the remaining portion of his retirement benefit or vested benefit payable under Section 2.02 or as a single life annuity over the life of the Participant. This lump sum payment shall be calculated on the same basis as provided in Section 4.07(b)(v) of the Retirement Plan using the IRS Mortality Table and IRS Interest Rate (as defined in the Retirement Plan).

      (iii) Notwithstanding the foregoing provisions of clauses (i) and (ii) above, a Participant may, subject to the timing limitations and other restrictions as shall be prescribed by the Committee, elect, by written notice received by the Committee, to receive the portion of his benefit payable under this Plan not attributable to the PEP formula (as described in clause (ii) above) in the form of a single lump sum payment if he retires under the provisions of the Retirement Plan at his Postponed Retirement Date, Normal Retirement Date, Early Retirement Date or Special Early Retirement Date (as such terms are defined under the Retirement Plan). However, the payment of such lump sum amount, prior to September 1, 2004, must be approved by the Compensation and Personnel Committee of the Board of Directors and such Committee shall have complete discretion to grant or withhold such approval. The lump sum payment made under this clause (iii) will be made as soon as practicable following the later of (i) the Participant's effective retirement date or (ii) his Annuity Starting Date. However, if the Participant dies after the later of his effective retirement date or Annuity Starting Date but prior to receiving his lump sum payment, the payment shall be made to the Participant's Beneficiary with the calculation of such payment based on the assumption that payment had been made immediately preceding his date of death.

            Such lump sum payment shall be calculated on an actuarial basis using the interest rate assumption for immediate annuities used by the Pension Benefit Guaranty Corporation ("PBGC") for valuing benefits for single employer plans as published by the PBGC for the month in which his applicable retirement date under the Retirement Plan is effective and the mortality table utilized as of such date under the provisions of the Retirement Plan to calculate the amount of a small lump sum cashout. Notwithstanding the

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                                                                          Page 9

            preceding sentence, with respect to a Participant who becomes an Eligible Employee (as defined in Section 1.12 of the Plan) after January 1, 2005, such lump sum payment shall be calculated on an actuarial basis using the IRS Interest Rate (as defined in the Retirement Plan) as published in the fourth month prior to the month in which the Participant's applicable retirement date under the Retirement Plan is effective and the mortality table utilized as of such date under the provisions of the Retirement Plan to calculate the amount of a small lump sum cashout. The calculation of a lump sum payment under this clause (iii) shall be based on the Participant's benefit determined pursuant to Section 2.02 not attributable to the PEP formula portion (as defined in the Section
            4.01 (c) of the Retirement Plan) of such benefit as if it were paid in the form of a single life annuity to the Participant. This lump sum payment plus any lump sum payment made pursuant to the provisions of clause (ii) above represents a complete settlement of all benefits due on the Participant's behalf under the Plan.

(c)   DEATH PRIOR TO A PARTICIPANT'S ANNUITY STARTING DATE

      (i) If a Participant entitled to a vested benefit under the Retirement Plan dies (1) while in active service with the Company or any Associated Company before meeting the eligibility requirements for an Automatic Pre-Retirement Survivor's Benefit under Section 4.08(b) of the Retirement Plan, or (2) after terminating employment with entitlement to a vested benefit hereunder but prior to his Annuity Starting Date, the Participant's spouse shall receive a monthly payment for life commencing at the same time said spouse receives payment under the Automatic Vested Spouse's Benefit of the Retirement Plan. The amount of benefit payable hereunder to such spouse shall be equal to the monthly income which would have been payable to such spouse under Section 4.08(a) of the Retirement Plan based on the hypothetical benefit as calculated under Section 2.02 hereof. Notwithstanding the foregoing, effective as of January 1, 2000, the portion of any benefit payable under this clause (i) attributable to the PEP formula portion (as defined in Section 4.01
            (a) of the Retirement Plan) of the benefit which would have been payable to the spouse based on the hypothetical benefit as calculated under Section 2.02 shall be payable in the form of a single lump sum payment; provided, however, the Participant may, subject to the timing limitation and other restrictions as shall be prescribed by the Committee, elect by written notice to the Committee to provide that his spouse shall receive such PEP portion of the benefit payable under this Section in the form of a life annuity over the life of the spouse. This lump sum payment shall be

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                                                                         Page 10

            calculated on the same basis as provided in Section 4.08(a)(iii) of the Retirement Plan using the IRS Mortality Table and IRS Interest Rate (as defined in the Retirement Plan).

      (ii)  Except as otherwise provided below or in clause (iii) of this
            Section 2.04(c), in the event a Participant who has satisfied the eligibility requirements for the Automatic Pre-Retirement Survivor's Benefit under Section 4.08(b) of the Retirement Plan, dies (1) while in active service with the Company or Associated Company or (2) after his termination of employment but prior to his Annuity Starting Date, the Participant's Beneficiary under Section 4.08(b) of the Retirement Plan shall receive a monthly payment for the life of the Beneficiary commencing at the same time the Beneficiary receives a survivor benefit under Section 4.08(b) of the Retirement Plan. The amount of benefit payable to such Beneficiary shall be equal to the monthly income which would have been payable to such Beneficiary under Section 4.08(b) of the Retirement Plan based on the hypothetical retirement benefit as calculated under Section 2.02 hereof. Notwithstanding the foregoing, effective as of January 1, 2000, the portion of any benefit payable under this clause (ii) attributable to the PEP formula portion (as defined in Section 4.01(c) of the Retirement Plan) of the benefit which would have been payable to the Beneficiary based on the hypothetical benefit as calculated under Section 2.02 shall be payable in the form of a single lump sum payment; provided, however, the Participant may, subject to the timing limitation and other restrictions as shall be prescribed by the Committee, elect by written notice to the Committee to provide that his Beneficiary shall receive such PEP formula portion of the benefit payable under this Section in the form of a life annuity over the life of the Beneficiary. This lump sum payment shall be calculated on the same basis as provided in
            Section 4.08(b)(iii) of the Retirement Plan using the IRS Mortality Table and IRS Interest Rate (as defined in the Retirement Plan).

      (iii) Notwithstanding the foregoing, in the event a Participant, who has satisfied the eligibility requirements to retire under the Retirement Plan with an early, normal or postponed retirement allowance, and filed an election to receive a lump sum payment of benefits under the provisions of Section 2.04(b)(iii), dies (1) on or after age 55 and while in active service or (2) after his effective retirement date but prior to his Annuity Starting Date, the Beneficiary of such Participant shall receive a single lump sum amount determined as follows:

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                                                                         Page 11

            (A) In the event of the Participant's death in active service, the lump sum payment shall be equal to the value of the Participant's benefit accrued to his date of death as determined under the provisions of Section 2.02 hereof.

            (B) In the event of the Participant's death after his effective retirement date and prior to his Annuity Starting Date, the lump sum payment shall be equal to the value of the Participant's benefit accrued to the effective date of the Participant's retirement as determined under the provisions of
                  Section 2.02 hereof.

            The portion of the lump sum payment under this clause (iii) attributable to the PEP formula portion (as defined in Section 4.01(c) of the Retirement Plan) of his Plan benefit, if any, shall be calculated on the same basis as provided in Section 4.08(b)(iii) of the Retirement Plan using the IRS Mortality Table and IRS Interest Rate (as defined in the Retirement Plan) determined as if the Participant's Annuity Starting Date was the first day of the month following the earlier of his effective date of retirement or his date of death. The portion of the lump sum payment under this clause (iii) not attributable to the PEP formula portion (as defined in Section 4.01(c) of the Retirement Plan) of the Participant's
            Plan benefit shall be (1) based on the portion of the Participant's Plan benefit not attributable to the PEP formula portion (as defined in Section 4.01(c) of the Retirement Plan) of his Plan benefit as if it were paid in the form of a single life annuity to the Participant and (2) calculated on an actuarial basis using the interest rate assumption for immediate annuities used by the PBGC for valuing benefits for single employer plans as published by the PBGC for the month following the Participant's effective date of retirement or, if earlier, the date of his death and the mortality table utilized as of such date under the provisions of the Retirement Plan to calculate the amount of a small lump sum cashout. Notwithstanding the preceding sentence, with respect to a Participant who becomes an Eligible Employee (as defined in Section 1.12 of the Plan) after January 1, 2005, the lump sum payment in the preceding sentence shall be calculated on an actuarial basis using the IRS Interest Rate (as defined in the Retirement Plan) as published in the fourth month prior to the month in which the Participant's retirement date under the Retirement Plan was effective or, if earlier, his date of death and the mortality table utilized as of such date under the provisions of the Retirement Plan to calculate the amount of a small lump sum cashout.

            Notwithstanding the foregoing, a total lump sum payment under this clause (iii) shall only be made to the Participant's Beneficiary if the Participant has filed an election to receive a lump sum payment of any benefits under the provisions of
            Section 2.04(b)(iii) in accordance with the timing limitations and other restrictions prescribed by the Committee. Payment shall be made to the Participant's Beneficiary as soon as practicable after the Participant's date of death. The lump sum payment under this clause (iii) represents a complete settlement of all benefits due the Beneficiary on the Participant's behalf under the Plan.

2.05  PAYMENT UPON THE OCCURRENCE OF AN ACCELERATION EVENT

      Upon the occurrence of an Acceleration Event, (i) all retired Participants then receiving or then entitled to receive a retirement allowance under the Plan, (ii) all former Participants then receiving or then entitled to receive a vested benefit hereunder, and (iii) all Participants who are then still in active service shall automatically receive, in a single lump sum payment, the benefit remaining due as of the Acceleration Event to any such retired or former Participant or the benefit, if any, accrued by such active Participant up to the Acceleration Event and as determined under
      Section 2.02 hereof. The amount of such lump sum payment attributable to the PEP formula portion (as defined in Section 4.01(c) of the Retirement
      Plan) of the Participant's benefit payable under this Plan not in payment status as of the occurrence of an Acceleration Event shall be calculated on the same basis as provided in Section 4.07(b)(v) of the Retirement Plan using the IRS Mortality Table and IRS Interest Rate (as defined in the Retirement Plan) determined as if the date the Acceleration Event occurs is the Participant's Annuity Starting Date. The amount of the lump sum payment attributable to the remaining portion of the Participant's benefit payable under this Plan shall be calculated on an actuarial equivalent basis using (i) the interest rate assumption for immediate annuities, if the Participant has met the eligibility requirements to retire under the Retirement Plan with an early, normal or postponed retirement allowance as of the Acceleration Event or is then in receipt of monthly payments under this Plan, otherwise using the interest rate assumption for deferred annuities to the earliest date he could have commenced payment of such benefit or, if it results in a larger lump sum, his Normal Retirement Date (as defined under the Retirement Plan) used by the PBGC for valuing benefits for single employer plans as published by the PBGC for the month in which such Acceleration Event occurs and (ii) the mortality table utilized as of the day immediately preceding the date the Acceleration Event occurs under the provisions of the Retirement Plan to calculate the amount of a small lump sum cashout. If the Participant is not in receipt of monthly benefit payments under this Plan as of the Acceleration Event, the calculation of a lump sum payment hereunder of the portion of the Participant's accrued benefit payable under this Plan not attributable to the PEP formula portion

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                                                                         Page 13

      (as defined under Section 4.01(c) of the Retirement Plan) shall be based on the Participant's benefit payable under Section 2.02 not attributable to such PEP formula as if it were paid in the form of a single life annuity to the Participant commencing on the Participant's Annuity Starting Date; provided, however, if the Participant has not met the eligibility requirements to retire under the Retirement Plan with an early, normal or postponed retirement allowance, the calculation of such lump sum payment shall be based on the Participant's accrued benefit payable under Section 2.02 not attributable to such PEP formula as if it were paid in the form of a single life annuity to the Participant commencing on the earliest date he could have commenced payment of such benefit. In no event, however, shall lump sum payment determined under the preceding sentence be less than the lump sum payment based on the Participant's accrued benefit payable under Section 2.02 not attributable to such PEP formula as if it were paid in the form of a single life annuity to the Participant commencing on his Normal Retirement Date. The calculation of a lump sum payment hereunder shall be made on the basis of the Participant's age (and Beneficiary's age, if applicable) at the Acceleration Event and without regard to the possibility of any future changes after the Acceleration Event in the amount of benefits payable hereunder because of future changes in the limitations referred to in
      Section 2.02. The lump sum payment shall be made as soon as possible on or after the Acceleration Event. In the event the Participant dies after such Acceleration Event but before receiving such payment, the lump sum payment shall be made to his Beneficiary. This lump sum payment represents a complete settlement of all benefits on the Participant's behalf under the Plan.

2.06  REEMPLOYMENT OF FORMER PARTICIPANT OR RETIRED PARTICIPANT

      If a Participant who retired or otherwise terminated employment with the Company and all Associated Companies is reemployed as an employee by the Company or an Associated Company, his retirement allowance or vested benefit shall cease. Upon his subsequent retirement or termination, his retirement allowance or vested benefit shall be recomputed in accordance with the provisions of Section 4.12 of the Retirement Plan and any benefits then payable hereunder shall be reduced by the Equivalent Actuarial Value (as defined in the Retirement Plan) of any benefit previously paid under the Plan.

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                                                                         Page 14

                         ARTICLE III. GENERAL PROVISIONS

3.01  FUNDING

(a) All amounts payable in accordance with this Plan shall constitute a general unsecured obligation of the Company. Such amounts, as well as any administrative costs relating to the Plan, shall be paid out of the general assets of the Company, to the extent not paid from the assets of any trust established pursuant to paragraph (b) below.

(b) The Company may, for administrative reasons, establish a grantor trust for the benefit of Participants in the Plan. The assets placed in said trust shall be held separate and apart from other Company funds and shall be used exclusively for the purposes set forth in the Plan and the applicable trust agreement, subject to the following conditions:

      (i) the creation of said trust shall not cause the Plan to be other than "unfunded" for purposes of Title I of ERISA;

      (ii) the Company shall be treated as "grantor" of said trust for purposes of Section 677 of the Code; and

      (iii) the agreement of said trust shall provide that its assets may be used upon the insolvency or bankruptcy of the Company to satisfy claims of the Company's general creditors and that the rights of such general creditors are enforceable by them under federal and state law.

3.02  DURATION OF BENEFITS

      Benefits shall accrue under the Plan on behalf of a Participant only for so long as the deferrals of compensation under a Deferred Compensation Program or other restrictions referred to in Section 2.02 (such as the exclusion from Compensation of the bonus award paid in 1990 and in early 1991 under an approved Company executive bonus plan for services performed in 1990) reduce such benefits.

3.03  DISCONTINUANCE AND AMENDMENT

      The Board of Directors reserves the right to modify, amend, or discontinue in whole or in part, benefit accruals under the Plan at any time. However, no modification, amendment, or discontinuance shall adversely affect the right of any Participant to receive the benefits accrued as of the date of such modification, amendment or discontinuance and after the occurrence of an

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                                                                         Page 15

      Acceleration Event, no modification or amendment shall be made to Sections
      2.03 or 2.05. Notwithstanding the foregoing, following any amendment and except as provided in Article II with respect to lump sum payments hereunder, benefits may be adjusted as required to take into account the amount of benefits payable under the Retirement Plan after the application of the limitations referred to in Section 2.02.

3.04  TERMINATION OF PLAN

      The Board of Directors reserves the right to terminate the Plan at any time, provided, however, that no termination shall be effective retroactively. As of the effective date of termination of the Plan,

      (a) the benefits of any Participant or Beneficiary whose benefit payments have commenced shall continue to be paid, but only to the extent such benefits are not otherwise payable under the Retirement Plan because of the limitations referred to in Section 2.02, and

      (b) no further benefits shall accrue on behalf of any Participant whose benefits have not commenced, and such Participant and his Beneficiary shall retain the right to benefits hereunder; provided that, on or after the effective date of termination, the Participant is vested under the Retirement Plan.

      All other provisions of this Plan shall remain in effect.

3.05  PLAN NOT A CONTRACT OF EMPLOYMENT

      This Plan is not a contract of employment, and the terms of employment of any Participant shall not be affected in any way by this Plan or related instruments, except as specifically provided therein. The establishment of this Plan shall not be construed as conferring any legal rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any person and to treat him without regard to the effect which such treatment might have upon him under this Plan. Each Participant and all persons who may have or claim any right by reason of his participation shall be bound by the terms of this Plan and all agreements entered into pursuant thereto.

3.06  FACILITY OF PAYMENT

      In the event that the Committee shall find that a Participant is unable to care for his affairs because of illness or accident or is a minor or has died, the Committee may, unless claim shall have been made therefor by a duly appointed legal representative, direct that any benefit payment

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                                                                         Page 16

      due him, to the extent not payable from a grantor trust, be paid on his behalf to his spouse, a child, a parent or other blood relative, or to a person with whom he resides, and any such payment so made shall be a complete discharge of the liabilities of the Company and the Plan therefor.

3.07  WITHHOLDING TAXES

      The Company shall have the right to deduct from each payment to be made under the Plan any required withholding taxes.

3.08  NONALIENATION

      Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefits.

3.09  FORFEITURE FOR CAUSE

      In the event that a Participant shall at any time be convicted of a crime involving dishonesty or fraud on the part of such Participant in his relationship with the Company, all benefits that would otherwise be payable to him or to a Beneficiary under the Plan shall be forfeited.

3.10  TRANSFERS

(a) Notwithstanding any Plan provision to the contrary, in the event the Corporation (i) sells, causes the sale of, or sold the stock or assets of any employing company in the controlled group of the Corporation to a third party or (ii) distributes or distributed to the holders of shares of the Corporation's common stock all of the outstanding shares of common stock of a subsidiary or subsidiaries of the Corporation, and, as a result of such sale or distribution, such company (or subsidiary) or its employees are no longer eligible to participate hereunder, the liabilities with respect to the benefits accrued under this Plan for a Participant who, as a result of such sale or distribution, is no longer eligible to participate in this Plan, shall, at the discretion and direction of the Corporation (and approval by the new employer), be transferred to a similar plan of such new employer and become a liability thereunder. Upon such transfer (and acceptance thereof by such new employer) the liabilities for such transferred benefits shall become the obligation of the new employer and the liability under this Plan for such benefits shall then cease.

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                                                                         Page 17

(b) Notwithstanding any Plan provision to the contrary, at the discretion and direction of the Corporation, liabilities with respect to benefits accrued by a Participant under a plan maintained by such Participant's former employer may be transferred to this Plan and upon such transfer shall become the obligation of the Company.

(c) Notwithstanding any Plan provision to the contrary, at the discretion and direction of the Corporation, if a Participant was previously a member of the ITT Industries Excess Pension Plan II ("Excess Plan II") liabilities with respect to certain benefits accrued by the Participant under such plan may be transferred to this Plan and upon such transfer shall cease to be liabilities under Excess Plan II.

3.11  CLAIMS PROCEDURE

(a)   SUBMISSION OF CLAIMS

      Claims for benefits under the Plan shall be submitted in writing to the Committee or to an individual designated by the Committee for this purpose.

(b)   DENIAL OF CLAIM

      If any claim for benefits is wholly or partially denied, the claimant shall be given written notice within 90 days following the date on which the claim is filed, which notice shall set forth

      (i)   the specific reason or reasons for the denial;

      (ii) specific reference to pertinent Plan provisions on which the denial is based;

      (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

      (iv)  an explanation of the Plan's claim review procedure.

      If special circumstances require an extension of time for processing the claim, written notice of an extension shall be furnished to the claimant prior to the end of the initial period of 90 days following the date on which the claim is filed. Such an extension may not exceed a period of 90 days beyond the end of said initial period.

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                                 EXHIBIT 10-14

                                                                         Page 18

      If the claim has not been granted and written notice of the denial of the claim is not furnished within 90 days following the date on which the claim is filed, the claim shall be deemed denied for the purpose of proceeding to the claim review procedure.

(c)   CLAIM REVIEW PROCEDURE

      The claimant or his authorized representative shall have 60 days after receipt of written notification of denial of a claim to request a review of the denial by making written request to the Committee, and may review pertinent documents and submit issues and comments in writing within such 60-day period.

      Not later than 60 days after receipt of the request for review, the Committee shall render and furnish to the claimant a written decision, which shall include specific reasons for the decision and shall make specific references to pertinent Plan provisions on which it is based. If special circumstances require an extension of time for processing, the decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review, provided that written notice and explanation of the delay are given to the claimant prior to commencement of the extension. Such decision by the Committee shall not be subject to further review. If a decision on review is not furnished to a claimant within the specified time period, the claim shall be deemed to have been denied on review.

(d)   EXHAUSTION OF REMEDY

      No claimant shall institute any action or proceeding in any state or federal court of law or equity or before any administrative tribunal or arbitrator for a claim for benefits under the Plan until the claimant has first exhausted the procedures set forth in this section.

3.12  CONSTRUCTION

(a) The Plan is intended to constitute both an excess benefit arrangement and an unfunded deferred compensation arrangement maintained for a select group of management or highly compensated employees within the meaning of
      Section 201(2), Section 301(a)(3), and Section 401(a)(l) of ERISA, and all rights under this Plan shall be governed by ERISA. Subject to the preceding sentence, the Plan shall be construed, regulated and administered under the laws of the State of New York, to the extent such laws are not superseded by applicable federal law.

(b)   The masculine pronoun shall mean the feminine wherever appropriate.

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                                                                         Page 19

(c) The illegality of any particular provision of this document shall not affect the other provisions and the document shall be construed in all respects as if such invalid provision were omitted.

(d) The headings and subheadings in the Plan have been inserted for convenience of reference only, and are to be ignored in any construction of the provisions thereof.

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                                                                         Page 20

                         ARTICLE IV. PLAN ADMINISTRATION

4.01  RESPONSIBILITY FOR BENEFIT DETERMINATION

      The benefit of a Participant or Beneficiary under this Plan shall be determined either by the Committee, as provided in Section 4.02 below, or such other party as is authorized under the terms of any grantor trust.

4.02  DUTIES OF COMMITTEE

      The Committee shall calculate, in accordance with Article II, the benefit of each Participant or Beneficiary under the Plan. To the extent a Participant's, spouse's or Beneficiary's benefit are payable from the Plan, the Committee shall have full discretionary authority to resolve any question which shall arise under the Plan as to any person's eligibility for benefits, the calculation of benefits, the form, commencement date, frequency, duration of payment, or the identity of the Beneficiary. Such question shall be resolved by the Committee under rules uniformly applicable to all person(s) or employee(s) similarly situated.

4.03  PROCEDURE FOR PAYMENT OF BENEFITS UNDER THE PLAN

      With respect to any benefit to which a Participant or Beneficiary is entitled under this Plan, which is not payable under the ITT Excess Benefit Trust, the Committee (i) shall direct the commencement of benefit payments hereunder in accordance with the applicable procedures established by the Corporation, the Company and/or the Committee regarding the disbursement of amounts from the general funds of the Corporation and
      (ii) shall arrange, in conjunction with any other applicable excess benefit plan, for the payment of benefits under this Plan and/or any other applicable excess benefit plan.

      With respect to any benefit to which a Participant or Beneficiary is entitled under this Plan which is payable under the ITT Excess Benefit Trust, the Committee, acting for the Company and in accordance with the terms of the ITT Excess Benefit Trust, shall forward the calculation of the Participant's or Beneficiary's benefit under Article II of the Plan to the Participant or Beneficiary for concurrence. Upon obtaining concurrence, the Committee, acting for the Company, shall forward such calculation and concurrence to the Trustee for the purpose of commencing payment of benefits in accordance with the ITT Excess Benefit Trust. Any question that shall arise with

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                                                                         Page 21

      regard to the benefits payable to a Participant or Beneficiary under the ITT Excess Benefit Trust shall be resolved in accordance with the provisions of said Trust.